    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1998
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             POST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                    GEORGIA                                          58-1550675
        (State or other jurisdiction of                           (I.R.S. Employer
         incorporation or organization)                         Identification No.)

                                 ONE RIVERSIDE
                                   SUITE 800
                             4401 NORTHSIDE PARKWAY
                             ATLANTA, GEORGIA 30327
   (Address, including zip code, of registrant's principal executive offices)

                   POST PROPERTIES, INC. EMPLOYEE STOCK PLAN
                              (Full title of plan)

                                 JOHN T. GLOVER
                                   PRESIDENT
                             POST PROPERTIES, INC.
                                 ONE RIVERSIDE
                                   SUITE 800
                             4401 NORTHSIDE PARKWAY
                             ATLANTA, GEORGIA 30327
                    (Name and address of agent for service)

                                 (404) 846-5000
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                               JOHN J. KELLEY III
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600
                        CALCULATION OF REGISTRATION FEE

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                                                             PROPOSED             PROPOSED
                                        AMOUNT                MAXIMUM              MAXIMUM             AMOUNT OF
      TITLE OF SECURITIES                TO BE            OFFERING PRICE          AGGREGATE          REGISTRATION
       TO BE REGISTERED               REGISTERED             PER SHARE         OFFERING PRICE             FEE
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
Common Stock, par value $.01
  per share....................   2,500,000 shares(1)       $39.4375(2)        $98,593,750(2)           $29,086
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

(1) Does not include 3,500,000 shares of Common Stock of Post Properties, Inc. previously registered on Registration Statement Nos. 333-38725, 333-07374 and 33-85712 and to which the Prospectus relating to this Registration Statement relates. Registration fees of $26,899, $6,738 and $5,975 were previously paid in connection with an aggregate of 3,500,000 shares of Common Stock (including the 3,374,285 shares not yet issued) previously registered.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 475(h) on the basis of the average of the high and low sales prices per share of Common Stock of Post Properties, Inc. as reported on the New York Stock Exchange on August 21, 1998.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-02734 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON MARCH 22, 1996, REGISTRATION STATEMENT NO. 33-85712 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON OCTOBER 28, 1994 AND REGISTRATION STATEMENT NO. 333-38725 ON OCTOBER 24, 1997.
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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been previously filed by Post Properties, Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998

          (c) Current Reports on Form 8-K dated February 9, 1998, February 26, 1998, March 3, 1998, March 16, 1998, April 8, 1998, April 24, 1998 and May
     29, 1998; and

          (d) The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated July 22, 1993.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by King & Spalding, Atlanta, Georgia. Herschel M. Bloom, a member of King & Spalding, is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Georgia Business Corporation Code, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duties as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation of the Company further provide that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.

     Under Article VI of the Company's Bylaws, the Company is required to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) Such person furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

          (b) Such person furnishes the Company a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of the Company's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the Company's Articles of Incorporation, provision of the Company's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     The Restated and Amended Agreement of Limited Partnership of Post Apartment Homes, L.P. also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its shareholders is limited under the Company's Articles of Incorporation.

     In connection with the formation of the Company, the Company agreed to indemnify John A. Williams, the Chairman of the Board and Chief Executive Officer of the Company, and John T. Glover, the President, Chief Operating Officer and Treasurer of the Company from any exposure to personal liability for or under personal guarantees of indebtedness aggregating $102,800,000 in principal amount as to which Messrs. Williams and Glover currently have personal liability either directly or as a guarantor of such indebtedness.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8.  EXHIBITS.

  5.1     --  Opinion of King & Spalding regarding the validity of the securities being registered
 23.1     --  Consent of King & Spalding (included as part of Exhibit 5.1)
 23.2     --  Consent of PricewaterhouseCoopers LLP

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

     The Consolidated Financial Statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 25th day of August, 1998.

                                          POST PROPERTIES, INC.

                                          By:      /s/ JOHN T. GLOVER

                                            ------------------------------------
                                                       John T. Glover
                                                         President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Glover and Sherry W. Cohen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of August, 1998.

                       SIGNATURE                            TITLE
                       ---------                            -----

                  /s/ JOHN A. WILLIAMS                      Chairman of the Board,
 ------------------------------------------------------       Chief Executive Officer and a Director
                    John A. Williams                          (Principal Executive Officer)

                   /s/ JOHN T. GLOVER                       President, Chief Operating
 ------------------------------------------------------       Officer, Treasurer and a Director
                     John T. Glover                           (Principal Financial Officer)

                   /s/ R. GREGORY FOX                       Senior Vice President --
 ------------------------------------------------------       Finance (Chief Accounting Officer)
                     R. Gregory Fox

                  /s/ ARTHUR M. BLANK                       Director
 ------------------------------------------------------
                    Arthur M. Blank

                 /s/ HERSCHEL M. BLOOM                      Director
 ------------------------------------------------------
                   Herschel M. Bloom

                 /s/ RUSSELL R. FRENCH                      Director
 ------------------------------------------------------
                   Russell R. French

                  /s/ CHARLES E. RICE                       Director
 ------------------------------------------------------
                    Charles E. Rice

                                                            Director
 ------------------------------------------------------
                       J. C. Shaw

                                                            Director
 ------------------------------------------------------
                     Robert L. Shaw

                                 EXHIBIT INDEX

EXHIBIT                                                                      SEQUENTIALLY
  NO.                                    EXHIBIT                             NUMBERED PAGE
-------                                  -------                             -------------
  5.1     --   Opinion of King & Spalding regarding the validity of the
               securities being registered
 23.1     --   Consent of King & Spalding (included as part of Exhibit 5.1)
 23.2     --   Consent of PricewaterhouseCoopers LLP